EXHIBIT 25.9

CONFORMED COPY

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

1800 Tyson’s Boulevard, Ste 50
McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

Thomas Musarra, SVP

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

Credit Suisse Group (Guernsey) III Limited
(Exact name of obligor as specified in its charter)

Island of Guernsey	98-0702123
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Helvetia Court
South Esplanade
St. Peter Port
Guernsey GYI 3WF, Channel Islands
(Address of principal executive offices)	(Zip Code)

Credit Suisse Group AG
(Exact name of obligor as specified in its charter)

Canton of Zurich, Switzerland	98-0215385
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Paradeplatz 8 CH - 8001 Zurich, Switzerland
(Address of principal executive offices)	(Zip Code)

Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities
of Credit Suisse Group (Guernsey) III Limited
and
Senior or Subordinated Guarantees of Credit Suisse Group AG of the
Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities
of Credit Suisse Group (Guernsey) III Limited

(Title of Indenture Securities)

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a)  Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15.                               Not Applicable

2

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association.

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (June 30, 2011), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)         Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)         Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

3

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 14th day of March, 2012.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ IGNAZIO TAMBURELLO
Ignazio Tamburello
Vice President

4

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires March 31, 2011

	Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business June 30, 2011		(20040630)
		(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

I,	John T. McGinnis, CFO
	Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

		/s/ Irene Dorney
		Director (Trustee)
		/s/ Niall Booker
		Director (Trustee)
/s/ John T. McGinnis
Signature of Officer Authorized to Sign Report		/s/ Richard Jalkut
		Director (Trustee)
8/4/2011
Date of Signature

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)               in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or  computer diskette; or

b)                  in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	57890
	(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM		HSBC Bank USA, NATIONAL ASSOCIATION
Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)		Legal Title of Bank (TEXT 9010)
(Example: www.examplebank.com)
		McLean
		City (TEXT 9130)

		VA	22102
		State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo
Name of Bank	City

in the state of New York, at the close of business  June 30, 2011

		Thousands of dollars
ASSETS

Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		1,543.193
b. Interest-bearing balances		28,483,841
Held-to-maturity securities		2,144,710
Available-for-sale securities		44,393,256
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		0
b. Securities purchased under agreements to resell		4,292,755
Loans and lease financing receivables:
Loans and leases held for sale		1,572,613
Loans and leases net of unearned income	68,825,493
LESS: Allowance for loan and lease losses	1,459,722
Loans and lease, net of unearned income, allowance, and reserve		67,365,771
Trading assets		33,935,938
Premises and fixed assets		504,844
Other real estate owned		213,244
Investments in unconsolidated subsidiaries		14,445
Customers’ liability to this bank on acceptances outstanding		14,886
Intangible assets: Goodwill		2,035,445
Intangible assets: Other intangible assets		390,272
Other assets		8,196,154
Total assets		195,101,367

LIABILITIES

Deposits:
In domestic offices		98,701,717
Non-interest-bearing	23,929,938
Interest-bearing	74,771,779
In foreign offices		40,012,510
Non-interest-bearing	1,698,099
Interest-bearing	38,314,411

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		387,700
b. Securities sold under agreements to repurchase		8,463,487

Trading Liabilities		12,565,920
Other borrowed money		4,351,225
Bank’s liability on acceptances		NA
Subordinated notes and debentures		6,141,384
Other liabilities		5,970,088
Total liabilities		176,594,031
Minority Interests in consolidated Subsidiaries		N/A
EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,002
Surplus		16,055,004
Retained earnings		2,327,192
Accumulated other comprehensive income		122,838
Other equity capital components		0
Total equity capital		18,507,336
Total liabilities, minority interests and equity capital		195,101,367